Exhibit 99.1

FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal-American Israel Corporation Reports Third Quarter 2010 Financial Results

TEL AVIV, Israel, November 8, 2010 – Ampal-American Israel Corporation (Nasdaq: AMPL), a holding company with experience in acquiring interests in various businesses with emphasis in recent years on energy, communications and related fields, today announced financial results for the third quarter ended September 30, 2010.

For the quarter ended September 30, 2010, revenues were $205.4 million, compared to revenues of $107 million for the corresponding period of 2009.

Net loss for the quarter was ($25.8) million, or ($0.46) per basic and diluted share compared to a net loss of ($18) million, or ($0.32) per basic and diluted share, for the corresponding period in 2009.

The net loss includes the impact of translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index of approximately ($17) million, the accounting loss from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings in Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) and 012 Smile Telecom Ltd. (“012 Smile”) of approximately ($11) million. Excluding these items, there was approximately a $2 million gain for the quarter1.

1  The translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index and the accounting loss from the Price Purchase Allocation and intangible asset amortizations are non-GAAP financial measures, and a reconciliation of these measures to translation and interest expense and depreciation and amortization expense is provided in this press release.

Ampal also noted that for the nine-month period ended September 30, 2010, revenues were $577.3 million compared to revenues of $311.4 million for the corresponding period of 2009.

Net loss for the nine-month period was ($35.8) million, or ($0.64) per basic and diluted share compared to a net loss of ($19.2) million, or ($0.34) per basic and diluted share, for the corresponding period in 2009.

The net loss includes the impact of translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and the increase of the Israeli Consumer Price Index of approximately ($9) million, and the accounting loss from the Price Purchase Allocation and intangible asset amortizations of Ampal and Ampal's holdings in Gadot and 012 Smile of approximately ($30) million. Excluding these items, there was approximately a $3 million gain for the nine months ended September 30, 2010.

As of September 30, 2010, Ampal had cash, cash equivalents, other financial investments and deposits of $111.6 million. Ampal ended the quarter with total assets of $1,378.8 million and shareholders' equity of $187.4 million, as compared to total assets of $960 million and shareholders’ equity of $216.6 million at December 31, 2009.

012 Smile results for the quarter ended September 30, 2010 were as follows:

•	For the quarter ended September 30, 2010, 012 Smile showed continued growth in revenues.
•
Third quarter revenues were approximately $81 million compared to approximately $77 million in the third quarter of 2009 as reported by B Communications Ltd. (f/k/a 012 Smile.Communications Ltd.) ("B Communications")

•	Adjusted EBITDA2 remains stable at $18 million.

Gadot results for the quarter ended September 30, 2010 were as follows:

•	Revenues of $121 million, up by 15% compared to the third quarter of 2009.
•	Adjusted EBITDA was $6 million, similar to the third quarter of 2009.

COMPANY'S PRESENTATION
The Company’s investments presentation will be available via the Internet at the Company’s website at http://www.ampal.com.

CONFERENCE CALL
Ampal's management will be hosting conference calls to discuss the third quarter's results tomorrow, Tuesday, November 9th, as detailed below:
The Hebrew call will take place at 10:00 Israel time (04:30 AM ET).
To access the conference call, participants are welcome to use the following access number: +972-3-9180644
The English call will take place at 14:30 Israel time (08:30 AM ET).
To access the conference call, participants are welcome to use the following access numbers:
U.S. Dial in number - 1-888-281-1167
UK Dial in number - 0-800-917-9141
Israel and International Dial in number - + 972-3-9180650

A replay of the calls will be available on Ampal’s web site (www.ampal.com) approximately three hours after both conference calls are completed.

2  Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non-recurring expenses.  Adjusted EBITDA is a non-GAAP financial measure, and a reconciliation of adjusted EBITDA to Revenues and Expenses is provided in this press release.

FINANCIAL HIGHLIGHTS
(In thousands, except earnings per share)

	Nine Months Ended September 30, (Unaudited)		Three Months Ended September 30, (Unaudited)
	2010	2009	2010	2009
Revenues	$577,305	$311,383	$205,390	$106,976
Net loss	$(35,774)	$(19,247)	$(25,802)	$(18,047)
Basic EPS loss per Class A share	$(0.64)	$(0.34)	$(0.46)	$(0.32)

	September 30, 2010	December 31, 2009
Total Assets	$1,378,765	$960,041
Shareholders' Equity	$187,435	$216,629

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR 012 SMILE AND FOR B COMMUNICATIONS (U.S. Dollars in millions)

	January 2010	February 1 to September 30, 2010 (Unaudited)	Nine Months Ended September 30, 2010 (Unaudited)	Nine Months Ended September 30, 2009 (Unaudited) (1)	Three Months Ended September 30, 2010 (Unaudited)	Three Months Ended September 30, 2009 (Unaudited) (1)
Revenues	26	211	237	231	81	77
Expenses	(19)	(152)	(170)	(160)	(59)	(54)
Profit	7	59	67	71	22	23
Marketing, sales, general, administrative and other expenses	(5)	(45)	(51)	(39)	(18)	(13)
Depreciation and amortization	4	34	38	23	14	8
EBITDA	6	48	54	55	18	18
Non-recurring and stock compensation expenses	*	*	*	*	*	*
Adjusted EBITDA	6	48	54	55	18	18

* Less than 1.

(1) All data on B Communications prior to the acquisition of its business by 012 Smile is based on publicly available information of B Communications on the Tel Aviv Stock Exchange and NASDAQ.

RECONCILIATION OF REVENUES AND EXPENSES TO ADJUSTED EBITDA FOR GADOT (U.S. Dollars in millions)

	Nine Months Ended September 30, 2010 (Unaudited)	Nine Months Ended September 30, 2009 (Unaudited)	Three Months Ended September 30, 2010 (Unaudited)	Three Months Ended September 30, 2009 (Unaudited)
Revenues	358	299	121	105
Expenses	(327)	(272)	(111)	(96)
Profit	31	27	10	9
Marketing, sales, General, administrative and other expenses	(29)	(23)	(9)	(7)
Depreciation and amortization	12	12	4	4
EBITDA	14	16	5	6
Non-recurring and stock compensation expenses	2	*	1	*
Adjusted EBITDA	16	16	6	6

* Less than 1.

Adjusted EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, adjusted for non-recurring expenses.

Management believes adjusted EBITDA for 012 Smile and Gadot to be a meaningful indicator of their performance that provides useful information to investors regarding their financial condition and results of operations. Presentation of adjusted EBITDA is a non-GAAP financial measure commonly used by management to measure operating performance. While management considers adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. Adjusted EBITDA does not reflect cash available to fund cash requirements. Not all companies calculate adjusted EBITDA in the same manner, and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

RECONCILIATION OF TRANSLATION AND INTEREST EXPENSES TO TRANSLATION LOSS (U.S. Dollars in millions)

	Nine Months Ended September 30, (Unaudited)	Three Months Ended September 30, (Unaudited)
	2010	2010
Translation and interest expenses	$51	$37
Gain (loss) from SWAP agreements	$(1)	$1
Interest expense	$(41)	$(21)
Translation loss resulting from the depreciation of the U.S. Dollar against the New Israeli Shekel and linkage to the Israeli Consumer Price Index	$9	$17

RECONCILIATION OF DEPRECIATION AND AMORTIZATION EXPENSE TO PRICE PURCHASE ALLOCATION AND INTANGIBLE ASSET AMORTIZATION EXPENSE (U.S. Dollars in millions)

	Nine Months Ended September 30, (Unaudited)	Three Months Ended September 30, (Unaudited)
	2010	2010
Depreciation and amortization expense	$48	$18
Depreciation expense	$(18)	$(7)
Price Purchase Allocation and intangible asset amortizations expense	$30	$11

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals, communications and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.